                                                                   EXHIBIT 10.10

                          TRANSOCEAN SEDCO FOREX INC.
                          DEFERRED COMPENSATION PLAN
                          --------------------------

              (As Amended and Restated Effective January 1, 2000)

     THIS PLAN, made and executed at Houston, Texas by TRANSOCEAN SEDCO FOREX INC., a Cayman Islands exempted company (the "Company"), effective July 1, 1998, primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company and its participating affiliates and for the purpose of providing non-employee members of the Board of Directors of the Company the ability to defer receipt of all or part of their compensation from the Company, and as thereafter amended in November 1999, by the First Amendment thereto, is hereby amended and restated effective January 1, 2000.

                                 ARTICLE I.

                                 DEFINITIONS
                                 -----------

     Section 1.1 Definitions. Unless the context clearly indicates otherwise, when used in this Plan:

          (a) "Account" means a Participant's Deferral Account and/or Employer Account, as the case may be.

          (b) "Adjustment Date" means the last day of each calendar quarter and such other dates as the Administrative Committee in its discretion may prescribe.

          (c) "Affiliated Company" means any corporation or organization which together with the Company would be treated as a single employer under
     Section 414 of the Code.

          (d) "Administrative Committee" means the committee designated pursuant to Section 2.1 to administer this Plan.

          (e)  "Change of Control" means:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit
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     plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1.1(e); or

               (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     Notwithstanding the foregoing, the consummation of the transaction contemplated by the Agreement and Plan of Merger by and between Schlumberger Limited, Sedco Forex

     Holdings Limited, and the Company dated July 12, 1999, will not be deemed a Change of Control for purposes of the Plan.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Company" means TRANSOCEAN SEDCO FOREX INC., a Cayman Islands exempted company, and its successors.

          (h) "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company.

          (i) "Deferral Account" means the account established and maintained on the books of an Employer to record a Participant's interest under this Plan attributable to amounts credited to such Participant pursuant to Sections 3.1, 3.2, 3.3 and/or 3.5.

          (j) "Director" means a member of the Board of Directors of the Company who is not also an Employee; provided, however, that no Director who is not already a member of the Board of Directors of the Company immediately prior to a Change of Control shall become eligible to participate in this Plan upon or after a Change of Control.

          (k) "Effective Date" means July 1, 1998.

          (l)  "Election Period" means

               (i) such period immediately prior to the beginning of a Plan Year (or, with respect to the Short Plan Year, the period immediately prior to the Effective Date) specified by the Administrative Committee for the making of deferral elections for such Plan Year pursuant to Sections 3.1,
     3.2 and/or 3.5,

               (ii) for purposes of Sections 3.1 and 3.5, solely with respect to individuals who first become Eligible Employees or Directors after the beginning of a Plan Year (or Short Plan Year), the period of 60 days (or shorter period as may be prescribed by the Administrative Committee) beginning on the date such individual becomes an Eligible Employee or Director, as the case may be,

               (iii) with respect to deferral elections pursuant to Section 3.3, such period determined in accordance with Section 3.3, or

               (iv) with respect to a Participant whose Account is credited with an Employer contribution or who has entered into a Deferred Compensation Award Agreement pursuant to Section 3.4 prior to making any deferral election pursuant to this Plan, the period immediately prior to the date such Employer contribution is credited or such Deferred Compensation Award Agreement is signed by the Participant as may be specified by the Administrative Committee).

          (m) "Eligible Employee" means any Employee who is one of a select group of management or highly compensated employees and

               (i) whose annual base salary equals or exceeds $125,000, or

               (ii) whose annual base salary equals or exceeds $100,000 and whose position is of significant impact on the operations of his or her Employer as determined by the Administrative Committee in its absolute discretion;

     provided, however, that no Employee who is not already an Eligible Employee immediately prior to a Change of Control shall become eligible to participate in this Plan upon or after a Change of Control.

          (n) "Employee" means an individual who is employed by an Employer and is subject to U.S. income taxation.

          (o) "Employer" includes the Company, Transocean Offshore Deepwater Drilling Inc. ("TODDI") and any subsidiaries of TODDI which are Affiliated Companies and are incorporated in the United States, and any other Affiliated Company incorporated in the United States which adopts this Plan with the consent of the Compensation Committee in accordance with Section 6.5.

          (p) "Employer Account" means the account established and maintained on the books of an Employer to record an Employee Participant's interest under this Plan attributable to amounts credited to such Participant pursuant to Section 3.4.

          (q) "Net Amount Payable" means the gross amount payable to a Participant by the Company or other Employer absent a deferral election under this Plan minus all amounts to be deducted from the gross amount other than income tax withholding, amounts deferred under a cash or deferred arrangement subject to Section 401(k) of the Internal Revenue Code and deferrals under this Plan.

          (r) "Ordinary Shares" means ordinary shares, par value U.S. $0.01 per share, of the Company.

          (s) "Participant" means a Director, former Director, Eligible Employee or former Eligible Employee for whom an Account is being maintained under this Plan.

          (t) "Plan" means this Transocean Sedco Forex Inc. Deferred Compensation Plan, as in effect from time to time on and after the Effective Date.

          (u) "Plan Year" means each calendar year commencing after the Short Plan Year.

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          (v) "Short Plan Year" means the period commencing on the Effective
     Date and ending on December 31, 1998.

          (w) "Termination Date" means with respect to an Employee Participant, the termination of employment with an Employer or Affiliated Company for any reason other than death or transfer to employment with another Employer or Affiliated Company, and with respect to a Director Participant, the termination of service as a Director of the Company.


                                  ARTICLE II.

                              PLAN ADMINISTRATION
                              -------------------

     Section 2.1 Administrative Committee. This Plan shall be administered by an Administrative Committee composed of the individuals appointed to serve as the administrative committee for the Company's Retirement Plan. Each member of the Administrative Committee so appointed shall serve in such office until his or her death, resignation or removal by the Company's Board of Directors. The Administrative Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation, authority to determine eligibility for benefits under the Plan. The Administrative Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Administrative Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. Every interpretation, choice, determination or other exercise by the Administrative Committee of any power or discretion given either expressly or by implication to it shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan or otherwise directly or indirectly affected by such action, without restriction, however, on the right of the Administrative Committee to reconsider and redetermine such action.

     Section 2.2  Appointment of Independent Committee.

          (a) Upon a Change of Control, an Independent Committee consisting of at least three members shall be appointed by the Compensation Committee subject to the written approval of a majority of the Participants in the Plans on the date of such Change of Control. Each member of the Independent Committee so appointed shall serve in such office until his or her death, resignation or removal. The Compensation Committee may remove any member of the Independent Committee by giving written notice thereof to all Plan Participants and all members of the Independent Committee; provided, however, that no member of the Independent Committee may be removed by the Compensation Committee except with the written consent of a majority of the Plan Participants. Vacancies on the Independent Committee shall be filled from time to time by the Compensation Committee subject to the written approval of a majority of the Participants in the Plans on the date such vacancy is filled.

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          (b) The Independent Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Independent Committee may by such majority action authorize any one or more of its members to execute any document or documents on behalf of the Independent Committee. Every interpretation, choice, determination or other exercise by the Independent Committee of any power or discretion given either expressly or by implication to it shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan or otherwise directly or indirectly affected by such action, without restriction, however, on the right of the Independent Committee to reconsider and redetermine such action.

          (c) Any provision of this Plan to the contrary notwithstanding, in the event that (i) the Compensation Committee shall not appoint an Independent Committee within 30 days following a Change of Control or a majority of the Participants in the Plans do not approve in writing at least three members selected by the Compensation Committee to serve on an Independent Committee within such 30-day period or (ii) the Compensation Committee does not fill a vacancy on the Independent Committee within 30 days of the date such office becomes vacant or a majority of the Participants in the Plans do not approve in writing the Compensation Committee's selection to fill a vacancy on the Independent Committee within such 30-day period, then the Participants in the Plans shall elect, by majority vote, up to three individuals to the extent necessary to ensure that the Independent Committee consists of three members.

          (d) Any provision of this Plan to the contrary notwithstanding, on and after the date of a Change of Control, the Independent Committee appointed in accordance with this Section shall be responsible for the administration of this Plan and shall have all of the powers, duties, responsibilities and obligations of the Administrative Committee as provided hereunder. In addition, the Independent Committee shall determine the amount of the irrevocable contributions to be made by the Company to the Deferred Compensation Trust established in accordance with Section 6.2 hereof, and have all authority otherwise allocated to the Administrative Committee under the terms of said Deferred Compensation Trust to determine the entitlement of Plan Participants and beneficiaries to benefits under the terms of the Plan, the amounts payable with respect to each Plan Participant (and his or her beneficiaries), the form in which such amounts are to be paid and the time of commencement for payment of such amounts, and to direct the trustee of the Deferred Compensation Trust to make payments to Plan Participants and their beneficiaries in accordance with such determinations.


                                 ARTICLE III.

                       DEFERRED COMPENSATION PROVISIONS
                       --------------------------------

     Section 3.1 Base Salary Deferral Election. During the Election Period prior to the beginning of each Plan Year (and the Short Plan Year), or with respect to a new Eligible Employee the Election Period during a Plan Year (or the Short Plan Year), an Eligible Employee may elect to

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have the payment of an amount of up to 90% of the annual base salary otherwise payable by an Employer to such Eligible Employee for such Plan Year (or the Short Plan Year), but not in excess of the Net Amount Payable of such base salary, deferred for payment in the manner and at the time specified in Article IV; provided, however, that the Administrative Committee may in its discretion establish a minimum amount that an Eligible Employee may elect to defer for a Plan Year (or the Short Plan Year) pursuant to this Section 3.1. The amount of annual base salary a Participant elects to defer pursuant to this Section 3.1 shall be deducted from the Participant's pay in substantially equal amounts over all pay periods during the Plan Year (or Short Plan Year). All elections made pursuant to this Section 3.1 shall be made in writing on a form prescribed by and filed with the Administrative Committee and shall be irrevocable; provided, however, that effective as of the first day of any calendar quarter during a Plan Year, an Eligible Employee may revoke his or her deferral election and thereby suspend further salary deferrals for the remainder of such Plan Year by providing written notice thereof to the Administrative Committee no later than 15 days prior to the effective date of such suspension. Any Eligible Employee who so suspends his or her salary deferrals pursuant to this Section shall not be permitted to elect future salary deferrals pursuant to this Section to be effective earlier than the first day of the next Plan Year.

     Section 3.2 Performance Award Cash Bonus Deferral Election. During the Election Period prior to the beginning of each Plan Year (but not the Short Plan
Year), an Eligible Employee may elect to have the payment of an amount up to 100% of any future bonus otherwise payable pursuant to the Performance Award Cash Bonus Plan by an Employer with respect to services to be performed by such Eligible Employee during such Plan Year, but not in excess of the Net Amount Payable of such bonus, deferred for payment in the manner and at the time specified in Article IV; provided, however, that the Administrative Committee may in its discretion establish a minimum amount that an Eligible Employee may elect to defer for a Plan Year pursuant to this Section 3.2. All elections made pursuant to this Section 3.2 shall be made in writing on a form prescribed by and filed with the Administrative Committee and shall be irrevocable.

     Section 3.3 Special Payment Deferral Election. In addition to the above, during the Election Period prescribed pursuant to this Section, an Eligible Employee may elect to have the payment of an amount of up to 100% of any bonus or other special payment as may be designated by the Chief Executive Officer of the Company (or with respect to amounts otherwise payable to the Chief Executive Officer of the Company, designated by the Chairman of the Compensation Committee) otherwise payable by an Employer with respect to such Eligible Employee, but not in excess of the Net Amount Payable of such bonus or special payment, deferred for payment in the manner and at the time specified in Article IV with the deferral election to be made in the manner and during the Election Period prescribed by the Chief Executive Officer of the Company (or with respect to amounts otherwise payable to the Chief Executive Officer of the Company, the Chairman of the Compensation Committee); provided, however, that any such election must be made in writing by the Eligible Employee prior to the time at which the Eligible Employee otherwise is entitled to receive payment of the amount from the Employer and shall be irrevocable.

     Section 3.4 Employer Contributions. For each Plan Year (and the Short Plan Year) each Employer shall credit to the Employer Accounts as an Employer contribution such amount, if any, to be determined by the Compensation Committee. Any Employer contribution so determined for a Plan Year shall be credited to Participants' Employer Accounts at the time and in the manner described in Section 3.6. In addition, the Chief Executive Officer of the Company may enter into "Deferred Compensation Award Agreements" with such Eligible Employees as may from time to time be approved by the Compensation Committee. Such Agreements shall provide for the grant

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of a deferred compensation award, either fixed as to amount or determinable pursuant to a formula, to the Eligible Employee subject to such vesting requirements, including performance criteria, as shall be approved by the Compensation Committee.

     Section 3.5 Director Fee Deferral Election. During the Election Period prior to the beginning of each Plan Year (and the Short Plan Year), or with respect to a new Director the Election Period during a Plan Year (or the Short Plan Year), a Director may elect to have the payment of an amount of up to 100% of the cash fees otherwise payable by the Company to such Director for services rendered to the Company as a member of its Board of Directors, including services on a committee of the Board of Directors, for such Plan Year (or the Short Plan Year), but not in excess of the Net Amount Payable of such fees, deferred for payment in the manner and at the time specified in Article IV; provided, however, that the Administrative Committee may in its discretion establish a minimum amount that a Director may elect to defer for a Plan Year (or the Short Plan Year) pursuant to this Section 3.5. The amount of Director fees a Participant elects to defer pursuant to this Section 3.5 shall be deducted from the Participant's fees during the Plan Year (or Short Plan Year). All elections made pursuant to this Section 3.5 shall be made in writing on a form prescribed by and filed with the Administrative Committee and shall be irrevocable; provided, however, that effective as of the first day of any calendar quarter during a Plan Year, a Director may revoke his or her deferral election and thereby suspend further fee deferrals for the remainder of such Plan Year by providing written notice thereof to the Administrative Committee no later than 15 days prior to the effective date of such suspension. Any Director who so suspends his or her deferrals pursuant to this Section shall not be permitted to elect future fee deferrals pursuant to this Section to be effective earlier than the first day of the next Plan Year.

     Section 3.6  Accounts and Allocations.

          (a) An Employer shall establish and maintain on its books a Deferral Account and an Employer Account for each Eligible Employee employed by such Employer who elects to participate in this Plan. The Company shall establish and maintain on its books a Deferral Account for each Director who elects to participate in this Plan. Each such Account shall be designated by the name of the Participant for whom it is established. The Administrative Committee may require separate subaccounts to be maintained within a Participant's Deferral Account and Employer Account.

          (b) Amounts deferred for a Participant pursuant to Sections 3.1, 3.2,
     3.3 and/or 3.5 shall be credited by the Employer to such Participant's Deferral Account as of the date such amounts otherwise would have been paid to such Participant by such Employer.

          (c) The amount of any deferred compensation award pursuant to Section
     3.4 hereof which vests pursuant to the terms of a Deferred Compensation Award Agreement entered into with an Eligible Employee shall be credited to such Participant's Deferral Account as of the date of such vesting, if such individual is an Eligible Employee as of the date of vesting.

          (d) Any Employer contribution declared for a Plan Year pursuant to
     Section 3.4 shall be credited to the Employer Accounts of those Employee Participants specified by the Compensation Committee at the time and in the manner determined by the Compensation Committee in its absolute discretion.

          (e) An Employer shall continue maintaining a Participant's Accounts as long as a positive balance remains credited to such Accounts.

     Section 3.7 Account Adjustments. As of each Adjustment Date, the amount credited to a Participant's Accounts as of the preceding Adjustment Date, less any distributions or forfeitures made with respect to such Accounts since such preceding Adjustment Date, shall be adjusted by reference to the fluctuations in value, taking into account gain, loss, expenses and other adjustments, of the investment indices selected by the Participant for the investment adjustment of his or her Accounts, with such adjustments to be made in the manner prescribed by the Administrative Committee. Following such adjustment, the amounts credited to a Participant's Accounts shall be increased to take into account additional deferrals and contributions credited to such Accounts since the preceding Adjustment Date. The Administrative Committee shall have sole and absolute discretion with respect to the number and type of investment indices made available for selection by Participants pursuant to this Section, the timing of Participant elections and the method by which adjustments are made; provided, however, that Ordinary Shares shall be an available investment index for Director Participants, but shall not be available to Employee Participants. The designation of investment indices by the Administrative Committee shall be for the sole purpose of adjusting Accounts pursuant to this Section and this provision shall not obligate the Employers to invest or set aside any assets for the payment of benefits hereunder; provided, however, that an Employer may invest a portion of its general assets in investments, including investments which are the same as or similar to the investment indices designated by the Administrative Committee and selected by Participants, but any such investments shall remain part of the general assets of such Employer and shall not be deemed or construed to grant a property interest of any kind to any Participant, designated beneficiary or estate. The Administrative Committee shall notify the Participants of the investment indices available and the procedures for making and changing elections.

     Section 3.8 Vesting. Subject to Section 4.5, all amounts credited to a Participant's Deferral Account shall be fully vested and nonforfeitable at all times. Any amounts attributable to Employer contributions made for a Plan Year pursuant to Section 3.4 which are credited to Participants' Employer Accounts shall be subject to such vesting schedule as the Compensation Committee shall establish for such contributions in its sole and absolute discretion; provided, however, that all amounts credited to Participants' Employer Accounts shall be 100% vested and nonforfeitable on and after the date of a Change of Control.

                                  ARTICLE IV.

                                   BENEFITS
                                   --------

     Section 4.1 Source of Benefit Payments. Benefit payments to be made with respect to an Employee Participant's Accounts maintained pursuant to the Plan will be paid in cash. Such benefit payments will be the primary obligation of the Employer maintaining such Accounts and the Company shall be secondarily liable for the obligation in the event it becomes payable by an Employer that is an Affiliated Company on the date payment is due. Benefit payments to be made with respect to a Director Participant's Accounts maintained pursuant to the Plan will be the obligation solely of the Company. Payment to Director Participants will be made by the transfer to the Director of a number of Ordinary Shares equal to the deemed whole number of Ordinary Shares credited to the Director's Account at the time of distribution, if applicable, based on the Director's prior designation of Ordinary Shares as an investment index, and cash for any fractional Ordinary Shares and for the balance of the Account allocated to any other investment indices. Ordinary Shares transferred to a Director shall be previously issued and outstanding Ordinary Shares acquired for this purpose through a third party.

     Section 4.2 Amount of Benefit Payments. The amount payable from a Participant's Accounts shall be determined based upon the vested amount credited to such Accounts as of the Adjustment Date last preceding the date of payment plus any contributions and deferrals credited to and less any distributions or withdrawals made from such Accounts since such Adjustment Date. The amount of each payment made with respect to a Participant's Accounts and any forfeiture amounts applied pursuant to Section 4.5 shall be deducted from the balance credited to such Accounts at the time of payment or forfeiture.

     Section 4.3 Termination. Upon a Participant's Termination Date, the amount payable from such Participant's Accounts, as determined in accordance with Section 4.2, shall be paid to such Participant (or, in the event of his or her subsequent death, to the beneficiary or beneficiaries designated by such Participant pursuant to Plan Section 4.6) in one of the following forms as elected by the Participant during the Participant's initial Election Period or in a subsequent election made in accordance with Section 4.8:

          (a) a single lump sum to be paid as soon as practicable following the Participant's Termination Date or the Participant's attainment of age 65, as designated by the Participant in his or her election; or

          (b) if the amount payable from a Participant's Accounts is $50,000 or more as of the Termination Date, annual installments over the period certain designated by the Participant in his or her election which may not exceed 15 years, commencing in payment as soon as practicable following the Termination Date or the Participant's attainment of age 65, as designated by the Participant in his or her election, with each annual installment equal to the Account balance multiplied by a fraction the numerator of which is one and the denominator of which is the number of payments remaining;

provided, however, that if a Participant who is entitled to a delayed lump sum or installment payments hereunder encounters an unforeseeable emergency (as determined in accordance with Section 4.7 hereof), the Administrative Committee, in its absolute discretion, may direct the Employer to accelerate such portion of the delayed lump sum or installment payments as the Administrative Committee shall determine to be necessary to alleviate the severe financial hardship of the Participant caused by such unforeseeable emergency.

     Section 4.4 Death. Upon a Participant's Termination Date arising by reason of death, the amount payable from such Participant's Accounts, as determined in accordance with Section 4.2, shall be paid by the Employer to the beneficiary or beneficiaries designated by such Participant pursuant to Section
4.6 in one of the following forms as elected by the Participant during the Participant's initial Election Period or in a subsequent election made in accordance with Section 4.8:

          (a) a single lump sum to be paid as soon as practicable following the Participant's death; or

          (b) if the amount payable from the Participant's Accounts is $50,000 or more as of the date of the Participant's death, annual installments over the period certain designated by the Participant in his or her election which may not exceed 15 years, commencing in payment as soon as practicable following the Participant's death with each annual installment equal to the Account balance multiplied by a fraction the numerator of which is one and the denominator of which is the number of payments remaining;

provided, however, that if a beneficiary of a deceased Participant who is entitled to installment payments hereunder encounters an unforeseeable emergency (as determined in accordance with Section 4.7 hereof), the Administrative Committee, in its absolute discretion, may direct the Employer to accelerate such portion of the installment payments as the Administrative Committee shall determine to be necessary to alleviate the severe financial hardship of the beneficiary caused by such unforeseeable emergency.

     Section 4.5 Option to Request Immediate Payout. Each Participant (or beneficiary in the case of a deceased Participant) shall have the right at any time, but no more frequently than one time during any calendar year, to elect a lump sum payment in an amount equal to:

          (a) all or any portion (but not less than $5,000 or, if less, the entire amount credited to the Participant's Accounts) of the amount payable from the Participant's Accounts, determined in accordance with Section 4.2, minus

          (b) a forfeiture amount equal to 10% of the amount elected for withdrawal as provided in (a) above.

A Participant's election for an immediate payout pursuant to this Section must be in the form of a written notice provided to the Administrative Committee.
The Administrative Committee shall notify any Employer maintaining a Participant's Accounts with respect to such Participant of the election and the amount so determined, less the amount forfeited as provided above, shall be paid to the Participant (or, in the case of a deceased Participant, to the beneficiary or beneficiaries designated by such Participant pursuant to Section 4.6) by the Employers no later than fifteen days following receipt of notice by the Administrative Committee.

     Section 4.6 Designation of Beneficiaries. Any amount payable under this Plan on account of the death of a married Participant shall be paid when otherwise due hereunder to the surviving spouse of such Participant unless such Participant designates otherwise with the written consent of his or her spouse. Any amount payable under this Plan on account of the death of a Participant who is not married or who is married but has designated, as provided above, a beneficiary other than his or her spouse, shall be paid when otherwise due hereunder to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by and filed with the Administrative Committee and shall remain in effect until changed by such Participant by the filing of a new beneficiary designation form with the Administrative Committee. If an unmarried Participant fails to so designate a beneficiary, or in the event all of a Participant's designated beneficiaries are individuals who either predecease the Participant or survive the Participant but die prior to receiving the full amount payable under this Plan, any remaining amount payable under this Plan shall be paid when otherwise due hereunder to such Participant's spouse if living at the time of the Participant's death or, if not, to the Participant's estate.

     Section 4.7 Hardship Distributions. If a Participant encounters an unforeseeable emergency, the Administrative Committee in its absolute discretion may direct the Employer maintaining such Participant's Accounts to pay to such Participant and deduct from such Accounts such portion of the vested amount then credited to such Accounts (including, if appropriate, the entire amount determined in accordance with Section 4.2) as the Administrative Committee shall determine to be necessary to alleviate the severe financial hardship of such Participant caused by such unforeseeable emergency. For this purpose, an "unforeseeable emergency" shall be a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan. No distribution shall be made to a Participant pursuant to this
Section 4.7 unless such Participant requests such a distribution in writing and provides to the Administrative Committee such information and documentation with respect to his or her unforeseeable emergency as may be requested by the Administrative Committee.

     Section 4.8 Change of Distribution Form. Each Participant may elect at any time after a Participant's initial Election Period, but no more often than once during each calendar year, to change the distribution form elected with respect to all amounts credited to such Participant's Accounts; provided, however, that such election shall not be effective unless made at least twelve months preceding the Participant's Termination Date.

     Section 4.9 Accelerated Distribution of Reclassified Amounts. In the event that the Internal Revenue Service formally assesses a deficiency against a Participant on the grounds that an amount credited to such Participant's Accounts under this Plan is subject to federal income tax (the "Reclassified Amount") earlier than the time payment otherwise would be made to the Participant pursuant to this Plan, then the Administrative Committee shall direct the Employer maintaining such Participant's Accounts to pay to such Participant and deduct from such Accounts the Reclassified Amount. No payment made to a Participant pursuant to this Section 4.9 shall be subject to forfeiture as provided in Section 4.5 hereof.

                                 ARTICLE V.

                           AMENDMENT AND TERMINATION
                           -------------------------

     Section 5.1 Amendment and Termination. The Compensation Committee shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers, and to terminate this Plan or any Employer's participation hereunder. Any amendment to or termination of this Plan shall be made by or pursuant to a resolution duly adopted by the Compensation Committee and shall be evidenced by such resolution or by a written instrument executed by such person as the Compensation Committee shall authorize for such purpose. Any provision of this Plan to the contrary notwithstanding, no amendment to or termination of this Plan shall reduce the amounts actually credited to a Participant's Accounts as of the date of such amendment or termination, or further defer the dates for the payment of such amounts, without the consent of the affected Participant. Upon termination of this Plan, the Compensation Committee, in its sole discretion, may require the Administrative Committee to calculate final Account balances as of such Adjustment Date as it may prescribe, and direct each Employer to make immediate lump sum payments to each Participant (or beneficiary in the case of a deceased Participant) with respect to which such Employer maintains an Account in the amount determined to be credited to such Participant's Accounts as of such final Adjustment Date.

     Section 5.2 Change of Control. The preceding provisions of this Article to the contrary notwithstanding, no action taken on or after a Change of Control to amend or terminate this Plan shall be effective unless written consent thereto is obtained from a majority of the Participants.

                                 ARTICLE VI.

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 6.1 Nature of Plan and Rights. This Plan is unfunded and maintained by the Employers primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and directors of the Employers. The Accounts established and maintained under this Plan by an Employer are for its accounting purposes only and shall not be deemed or construed to create a trust fund or security interest of any kind for or to grant a property interest of any kind to any Participant, designated beneficiary or estate. The amounts credited by an Employer to Accounts maintained under this Plan are and for all purposes shall continue to be a part of the general assets and liabilities of such Employer, and to the extent that a Participant, designated beneficiary or estate acquires a right to receive a payment from such Employer pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of such Employer.

     Section 6.2 Deferred Compensation Trust. An Employer may, but shall not be required to, establish a trust (the "Deferred Compensation Trust") which satisfies the requirements of the model trust prescribed by the Internal Revenue Service in Revenue Procedure 92-64 (or otherwise constitutes a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code) into which the Employer will contribute funds to be used to fund the benefit payments under this Plan without accelerating the timing of income recognition for federal income tax purposes for the Participant or beneficiary; provided, however, that, as soon as possible, but in no event more than 30 days following the date of a Change of Control, each Employer shall (i) establish (if such Employer has not already) a Deferred Compensation Trust governed by such provisions and with a trustee as may be acceptable to the Independent Committee, (ii) make an irrevocable contribution to the Deferred Compensation Trust in an amount, as determined by the Independent Committee which when added to the total value of the assets of the Deferred Compensation Trust at such time equals the total amount credited to all Accounts under the Plan as of the date on which the Change of Control occurred, and (iii) on and after the date of the Change of Control, make monthly contributions to the Deferred Compensation Trust in amounts sufficient, as determined by the Independent Committee, to maintain the total value of the Deferred Compensation Trust assets at an amount equal to the total amount credited to all Accounts under the Plan. Any provision of this Plan to the contrary notwithstanding, on and after the date of a Change of Control, the assets of the Deferred Compensation Trust, including any additional contributions made by the Employer in accordance with this Section 6.2 for the period following such Change of Control and any earnings on the assets of the Deferred Compensation Trust, shall be held exclusively for the benefit of those individuals (or their beneficiaries) who were Participants in the Plan or beneficiaries thereof immediately prior to such Change of Control, subject to the claims of general creditors of the Employer under federal and state law as set forth in the Deferred Compensation Trust.

     Section 6.3 Spendthrift Provision. No Account balance or other right or interest under this Plan of a Participant, designated beneficiary or estate may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such balance, right or interest shall be liable for or subject to any debt, obligation or liability of such Participant, designated beneficiary or estate.

     Section 6.4 Employment Noncontractual. The establishment of this Plan shall not enlarge or otherwise affect the terms of any Participant's employment with an Employer or service as a Director of the Company, and each Employer may terminate an Employee Participant's employment and the Company may terminate a Director Participant's service as a Director as freely and with the same effect as if this Plan had not been established.

     Section 6.5 Adoption by Other Employers. With the consent of the Compensation Committee, this Plan may be adopted by any Affiliated Company, such adoption to be effective as of the date specified by such Affiliated Company at the time of adoption.

     Section 6.6 Claims Procedure. If any person (hereinafter called the "Claimant") feels that he or she is being denied a benefit to which he or she is entitled under this Plan, such Claimant may file a written claim for said benefit with the Administrative Committee. Within sixty days following the receipt of such claim the Administrative Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of this Plan, and advise the Claimant that he or she may, within sixty days following the receipt of such notice, in writing request to appear before the Administrative Committee or its designated representative for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Administrative Committee or its designated representative and the Claimant, and at any such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Administrative Committee with respect to the claim being reviewed shall be made within sixty days following the hearing thereon, and Administrative Committee shall in writing notify the Claimant of said final decision, again specifying the reasons therefor and the pertinent provisions of this Plan upon which said final decision is based. The final decision of the Administrative Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

     Section 6.7 Reimbursement of Expenses. In the event that a dispute arises between a Participant or beneficiary and the Company or other Employer liable for payments with respect to the payment of benefits hereunder and the Participant or beneficiary is successful in pursuing a benefit to which he or she is entitled under the terms of the Plan against the Company or such other Employer or any other party in the course of litigation or otherwise and incurs attorneys' fees, expenses and costs in connection therewith, the Company or such other Employer against whom the Participant or beneficiary has been successful in pursuing a benefit under this Plan shall reimburse the Participant or beneficiary for the full amount of any such attorneys' fees, expenses and costs.

     Section 6.8 Withholding Tax. There shall be deducted from all amounts paid under this Plan any taxes required to be withheld by any Federal, state, local or other government. The Participant and/or his or her beneficiary (including his or her estate) shall bear all taxes on amounts paid under this Plan to the extent that no taxes are withheld, irrespective of whether withholding is required. The Participant will be required to pay to his or her Employer the amount of any federal, state or local taxes required by law to be withheld in connection with the Plan in the event that such Participant is not being paid by an Employer or amounts being paid by an Employer to such Participant are insufficient to satisfy any such withholding obligation.

     Section 6.9 Applicable Law. This Plan shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except where superseded by federal law.

     IN WITNESS WHEREOF, this amendment and restatement of the Plan is effective as of January 1, 2000.

                                    TRANSOCEAN SEDCO FOREX INC.



                                    By: /s/ Eric R. Brown
                                       ---------------------------------

                                    Title:  Vice President and Secretary

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